Morgan Stanley Limited Term Municipal Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares   %of    Total         Purcha   Broker
         Purchase   Of       Purchas  Asset  Issued        sed
                    Shares   ed       s                    By
                                                           Fund
Iowa,    10/12/01   Various  1,000,0  1.92%  $196,375,000  0.51%    Goldma
Vision                       00                                     n
Iowa Ser                                                            Sachs
2001
(Aaa/AAA
)
Massachu 11/01/01   $115.97  1,000,0  1.81%  $823,845,000  0.12%    Paine
setts,                       00                                     Webber
Ser 2001
D (MBIA)
Triborou 11/07/01   Various  3,000,0  0.72%  $1,125,720,0  0.09%    Bear
gh Brdg                      00              00                     Stearn
& Tunl                                                              s
Auth.
NY, Ser
2001 A
(Aa3/AA-
)
Fairfax  03/08/02   $108.50  1,000,0  1.44%  $174,495,000  0.57%    Paine
Cnty Wtr                     00                                     Webber
Auth,
VA, Refg
Ser 2002
(Aa1/AAA
)
Houston, 02/13/02   Various  1,000,0  0.82%  $309,110,000  0.32%    Goldma
TX,                          00                                     n
Water &                                                             Sachs
Sewer
Refg
2002 Ser
B
(AMBAC)
New York 03/07/02   $108.18  1,000,0  1.44%  $437,910,000  0.23%    Bear
State                        00                                     Stearn
Thruway                                                             s
Auth,
Hwy &
Bdge Ser
2002 A
(FSA)
Orange   03/01/02   $106.89  2,000,0  2.88%  $78,230,000   2.56%    Paine
Cnty,                        00                                     Webber
Sch Brd,
FL, Ser
2001 A
COPs
(AMBAC)
Salt     02/08/02   Various  1,225,0  1.88%  $432,560,000  0.28%    Goldma
River                        00                                     n
Proj                                                                Sachs
Agrl Imp
Pwr
Dist,
AZ, Refg
2002 Ser
A
(Aa2/AA)